SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2016

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the
  Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2016, Susan Ostrowski's position as Executive Vice President of Sales and Marketing of The Female Health Company (the "Company") was eliminated.

The Company eliminated the Executive Vice President of Sales and Marketing position to remove an unnecessary layer of management.  The Company has a Director of Sales, a Director of Marketing and a Director of Global Market Development who, under the oversight and direction of the Chief Executive Officer, will share responsibilities for sales and marketing.  The Company does not expect the elimination of the Executive Vice President of Sales and Marketing position to affect its evaluation of the opportunity to launch a direct-to-consumer promotion in the U.S. market or other aspects of its sales and marketing strategy.  The Company's recent organization changes have the potential to eliminate about $500,000 in annual administrative expenses after September 30, 2016, which may be redirected into:

   Direct-to-consumer marketing;

   Diversification opportunities; and

   Public sector marketing, including focusing on FC2's role in preventing pregnancy and infection in reference to the Zika virus.
Also, on February 9, 2016, the Company entered into a Separation Agreement and General Release with Ms. Ostrowski, dated effective as of February 6, 2016 (the "Separation Agreement").  Under the Separation Agreement and subject to the terms and conditions set forth therein, the Company and Ms. Ostrowski have agreed to, among other items, the following:
   Ms. Ostrowski will remain employed by the Company and continue to receive her regular salary through March 31, 2016.

  Ms. Ostrowski will receive a separation payment equal to six months' base salary, payable over a six month period through September 30, 2016.

  Ms. Ostrowski will receive payment of premiums for continued medical, vision and dental coverage through September 30, 2016.

  Ms. Ostrowski will be permitted to retain 12,000 unvested shares of restricted stock she holds without forfeiture.

  Ms. Ostrowski will not be entitled to any bonus payments under the Company's annual performance award program.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

99.1 -- Separation Agreement and General Release, dated effective as of February 6, 2016, between The Female Health Company and Susan Ostrowski.

Forward-Looking Statements

The statements in this report which are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this report include statements relating to the potential elimination of administrative expense and redirection of such cost-savings.  These statements are based upon the Company's current plans and strategies, and reflect the Company's current assessment of the risks and uncertainties related to its business, and are made as of the date of this report.  The Company assumes no obligation to update any forward-looking statements contained in this report as a result of new information or future events, developments or circumstances. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following:  product demand and market acceptance; potential changes in spending priorities that may result in increased expenses or spending on different items; competition in the Company's markets and the risk of new competitors and new competitive product introductions; government contracting risks, including the appropriations process and funding priorities, potential bureaucratic delays in awarding contracts, process errors, politics or other pressures, and the risk that government tenders and contracts may be subject to cancellation, delay or restructuring; a governmental tender award indicates acceptance of the bidder's price rather than an order or guarantee of the purchase of any minimum number of units, and as a result government ministries or other public sector customers may order and purchase fewer units than the full maximum tender amount; the Company's reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; the Company’s reliance on its major customers and risks related to delays in payment of accounts receivable by major customers; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company's production capacity, efficiency and supply constraints; the Company’s ability to identify, successfully negotiate and complete suitable acquisitions or other strategic initiatives; the Company’s ability to successfully integrate acquired businesses, technologies or products; and other risks detailed in the Company's press releases, shareholder communications and Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended September 30, 2015.  Actual events affecting the Company and the impact of such events on the Company's operations may vary from those currently anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  February 12, 2016
BY      /s/ Michele Greco
Michele Greco, Executive Vice President and
Chief Financial Officer